Exhibit 99.1

Steve Madden Announces First Quarter 2021 Results

LONG ISLAND CITY, N.Y., April 28, 2021 – Steven Madden, Ltd. (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel for women, men and children, today announced financial results for the first quarter ended March 31, 2021.

Amounts referred to as “Adjusted” exclude the items that are described under the heading “Non-GAAP Adjustments.”

First Quarter 2021 Review

•	Revenue increased 0.5% to $361.0 million compared to $359.2 million in the same period of 2020.
•	Gross margin increased 130 basis points to 38.5% compared to 37.2% in the same period of 2020.
•	Operating expenses as a percentage of revenue were 30.6% compared to 33.8% in the same period of 2020. Adjusted operating expenses as a percentage of revenue were 28.7% compared to 33.2% in the same period of 2020.
•	Income from operations totaled $28.0 million, or 7.8% of revenue, compared to loss from operations of ($26.2) million, or (7.3%) of revenue, in the same period of 2020. Adjusted income from operations was $35.6 million, or 9.9% of revenue, compared to Adjusted income from operations of $14.2 million, or 4.0% of revenue, in the same period of 2020.
•	Net income attributable to Steven Madden, Ltd. was $21.2 million, or $0.26 per diluted share, compared to net loss attributable to Steven Madden, Ltd. of ($17.5) million, or ($0.22) per basic share, in the same period of 2020. Adjusted net income attributable to Steven Madden, Ltd. was $26.9 million, or $0.33 per diluted share, compared to Adjusted net income attributable to Steven Madden, Ltd. of $13.0 million, or $0.16 per diluted share, in the same period of 2020.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We are off to a good start to 2021, with first quarter results that significantly exceeded our expectations. The on-trend product assortments created by Steve and our design teams are resonating with consumers, as evidenced by the performance in our retail segment, where first quarter revenue increased 7% compared to pre-COVID-19 first quarter 2019 on the strength of exceptional growth in our digital business. Looking ahead, while we are cautious on the near-term outlook due to the continued negative impacts of COVID-19 and supply chain disruption, we remain confident that our strong brands and proven business model will enable us to drive sustainable revenue and earnings growth over the long term.”

First Quarter 2021 Segment Results

Revenue for the wholesale business was $291.4 million, a 3.7% decrease compared to the first quarter of 2020, with a 7.8% decline in wholesale footwear partially offset by a 10.3% increase in wholesale accessories/apparel. Gross margin in the wholesale business declined to 32.3% compared to 32.5% in the first quarter of 2020 due to a shift in sales mix.

Retail revenue was $67.5 million, a 27.5% increase compared to the first quarter of 2020 driven by strong performance in the e-commerce business. Retail gross margin rose to 63.5% compared to 59.8% in the first quarter of 2020, including strong increases in both the e-commerce and brick-and-mortar businesses.

The Company ended the quarter with 215 company-operated retail stores, including seven internet stores, as well as 17 company-operated concessions in international markets.

Balance Sheet and Cash Flow

During the first quarter of 2021, the Company repurchased 154,040 shares of the Company’s common stock for approximately $5.6 million, which includes shares acquired through the net settlement of employees’ stock awards.

As of March 31, 2021, cash, cash equivalents and short-term investments totaled $273.0 million.

Quarterly Cash Dividend

The Company’s Board of Directors approved a quarterly cash dividend of $0.15 per share. The dividend is payable on June 25, 2021 to stockholders of record as of the close of business on June 15, 2021.

Outlook

For the second quarter of 2021, the Company expects revenue will be in the range of $360 million to $365 million and diluted EPS will be in the range of $0.26 to $0.28. Given the continued disruption and uncertainty related to the COVID-19 pandemic, the Company is not providing full year guidance at this time.

Non-GAAP Adjustments

Amounts referred to as “Adjusted” exclude the items below.

For the first quarter of 2021:

•	$6.6 million pre-tax ($5.0 million after-tax) expense in connection with payments related to rent restructuring of various leases, included in operating expenses.
•	$0.9 million pre-tax ($0.7 million after-tax) benefit associated with a recovery of receivables in connection with the Payless ShoeSource bankruptcy, included in operating expenses.
•	$0.8 million pre-tax ($0.6 million after-tax) expense in connection with restructuring and related charges, included in operating expenses.
•	$0.6 million pre-tax ($0.4 million after-tax) expense associated with the impairment of store fixed assets and lease right-of-use assets.
•	$0.5 million pre-tax ($0.4 million after-tax) expense in connection with the change in valuation of contingent considerations, included in operating expenses.

For the first quarter of 2020:

•	$28.8 million pre-tax ($21.9 million after-tax) expense associated with the impairment of store fixed assets and lease right-of-use assets.
•	$9.5 million pre-tax ($7.3 million after-tax) expense associated with the impairment of certain trademarks.
•	$1.3 million pre-tax ($1.0 million after-tax) expense in connection with benefits provided to furloughed employees, included in operating expenses.
•	$0.7 million pre-tax ($0.5 million after-tax) expense in connection with a provision for a loan receivable, included in operating expenses.
•	$0.1 million pre-tax ($0.1 million after-tax) expense in connection with a provision for early lease termination charges, included in operating expenses.
•	$0.3 million loss in connection with the impairment of lease right-of-use assets and trademark attributable to noncontrolling interest.

Reconciliations of amounts on a GAAP basis to Adjusted amounts are presented in the Non-GAAP Reconciliation tables at the end of this release and identify and quantify all excluded items.

Conference Call Information

Interested stockholders are invited to listen to the first quarter 2021 earnings conference call scheduled for today, April 28, 2021, at 8:30 a.m. Eastern Time. The call will be broadcast live over the Internet and can be accessed by logging onto https://investor.stevemadden.com. An online archive of the broadcast will be available within two hours of the conclusion of the call and will remain available for 12 months following the live call.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel for women, men and children. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo®, GREATS®, BB Dakota® and Mad Love®, Steve Madden is a licensee of various brands, including Anne Klein® and Superga®. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, specialty stores, luxury retailers, national chains, mass merchants and online retailers. Steve Madden also operates retail stores and e-commerce websites. Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products, including outerwear, eyewear, hosiery, sunglasses, jewelry, fragrance, luggage and bedding and bath products. For local store information and the latest Steve Madden booties, pumps, men’s and women’s fashion sneakers, sandals, dress shoes, boots, slippers and more, visit http://www.stevemadden.com.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, or “estimate”, and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

•	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or pandemic (COVID-19), which may cause disruption to the Company’s business operations and temporary closure of Company-operated and wholesale partner retail stores, resulting in a significant reduction in revenue for an indeterminable period of time;
•	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;
•	the Company’s ability to compete effectively in a highly competitive market;
•	the Company’s ability to adapt its business model to rapid changes in the retail industry;
•	the Company’s dependence on the retention and hiring of key personnel;
•	the Company’s ability to successfully implement growth strategies and integrate acquired businesses;
•	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as meet the Company’s quality standards;
•	changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;
•	disruptions to product delivery systems and the Company’s ability to properly manage inventory;
•	the Company’s ability to adequately protect its trademarks and other intellectual property rights;
•	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;
•	changes in U.S. and foreign tax laws that could have an adverse effect on the Company’s financial results;
•	additional tax liabilities resulting from audits by various taxing authorities;
•	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and
•	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020

Net sales	$358,901	$355,684
Commission and licensing fee income	2,124	3,484
Total revenue	361,025	359,168
Cost of sales	221,921	225,704
Gross profit	139,104	133,464
Operating expenses	110,448	121,373
Impairment of store fixed assets and lease right-of-use assets	612	28,821
Impairment of intangibles	—	9,518
Income / (loss) from operations	28,044	(26,248)
Interest and other (expense) / income, net	(37)	1,046
Income / (loss) before provision for income taxes	28,007	(25,202)
Provision / (benefit) for income taxes	5,676	(7,401)
Net income / (loss)	22,331	(17,801)
Less: net income / (loss) attributable to noncontrolling interest	1,134	(350)
Net income / (loss) attributable to Steven Madden, Ltd.	$21,197	$(17,451)

Basic net income / (loss) per share	$0.27	$(0.22)

Diluted net income / (loss) per share	$0.26	$(0.22)

Basic weighted average common shares outstanding	79,038	78,875

Diluted weighted average common shares outstanding	81,889	78,875

Cash dividends declared per common share	$0.15	$0.15

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

		As of
	March 31, 2021	December 31, 2020	March 31, 2020
	(Unaudited)		(Unaudited)

Cash and cash equivalents	$233,202	$247,864	$211,138
Short-term investments	39,788	39,302	34,271
Accounts receivable, net	319,884	277,715	261,551
Inventories	106,561	101,420	102,265
Other current assets	35,096	31,940	31,567
Property and equipment, net	40,458	43,268	52,206
Operating lease right-of-use assets	99,510	101,379	127,187
Goodwill and intangibles, net	282,733	283,456	314,852
Other assets	11,711	11,417	10,867
Total assets	$1,168,943	$1,137,761	$1,145,904

Accounts payable	$99,007	$73,904	$76,284
Operating leases (current & non-current)	129,605	132,849	158,704
Other current liabilities	124,014	127,755	89,811
Advances from factor	—	—	29,100
Contingent payment liability (current & non-current)	677	207	6,440
Other long-term liabilities	14,872	12,677	11,941
Total Steven Madden, Ltd. stockholders’ equity	787,528	776,586	761,207
Noncontrolling interest	13,240	13,783	12,417
Total liabilities and stockholders’ equity	$1,168,943	$1,137,761	$1,145,904

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW DATA

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2021	March 31, 2020

Net cash provided by / (used in) operating activities	$5,042	$(39,609)

Investing Activities
Capital expenditures	(1,598)	(3,301)
(Purchases) / sales of marketable securities and short-term investments, net	(18)	3,074
Net cash used in investing activities	(1,616)	(227)

Financing Activities
Common stock purchased for treasury	(5,558)	(29,139)
Distribution of noncontrolling interest earnings	(1,363)	—
Proceeds from exercise of stock options	1,554	874
Cash dividends paid	(12,425)	(12,459)
Advances from factor, net	—	29,100
Net cash used in financing activities	(17,792)	(11,624)

Effect of exchange rate changes on cash and cash equivalents	(296)	(1,503)

Net decrease in cash and cash equivalents	(14,662)	(52,963)

Cash and cash equivalents - beginning of period	247,864	264,101

Cash and cash equivalents - end of period	$233,202	$211,138

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP operating expenses to Adjusted operating expenses
	Three Months Ended
	March 31, 2021	March 31, 2020

GAAP operating expenses	$110,448	$121,373

Expense in connection with payments related to rent restructuring of various leases and lease terminations	(6,593)	(142)

Recovery in connection with the Payless ShoeSource bankruptcy	917	—

Expense in connection with restructuring and related charges	(806)	—

Expense in connection with the change in valuation of contingent considerations	(470)	—

Expense in connection with benefits provided to furloughed employees	—	(1,258)

Expense in connection with loan receivable	—	(697)

Adjusted operating expenses	$103,496	$119,276

Table 2 - Reconciliation of GAAP income / (loss) from operations to Adjusted income from operations
	Three Months Ended
	March 31, 2021	March 31, 2020

GAAP income / (loss) from operations	$28,044	$(26,248)

Expense in connection with payments related to rent restructuring of various leases and lease terminations	6,593	142

Recovery in connection with the Payless ShoeSource bankruptcy	(917)	—

Expense in connection with restructuring and related charges	806	—

Impairment of store fixed assets and lease right-of-use assets	612	28,821

Expense in connection with the change in valuation of contingent considerations	470	—

Expense in connection with benefits provided to furloughed employees	—	1,258

Expense in connection with loan receivable	—	697

Impairment of certain trademarks	—	9,518

Adjusted income from operations	$35,608	$14,188

Table 3 - Reconciliation of GAAP provision / (benefit) for income taxes to Adjusted provision for income taxes
	Three Months Ended
	March 31, 2021	March 31, 2020

GAAP provision / (benefit) for income taxes	$5,676	$(7,401)

Tax effect of expense in connection with payments related to rent restructuring of various leases and lease terminations	1,557	34

Tax effect of recovery in connection with the Payless ShoeSource bankruptcy	(201)	—

Tax effect of expense in connection with restructuring and related charges	190	—

Tax effect of impairment of store fixed assets and lease right-of-use assets	162	6,966

Tax effect of expense in connection with the change in valuation of contingent considerations	111	—

Tax effect of expense in connection with benefits provided to furloughed employees	—	298

Tax effect of expense in connection with provision for loan receivable	—	165

Tax effect of impairment of certain trademarks	—	2,254

Adjusted provision for income taxes	$7,495	$2,316

Table 4 - Reconciliation of GAAP net income / (loss) attributable to noncontrolling interest to Adjusted net income / (loss) attributable to noncontrolling interest
	Three Months Ended
	March 31, 2021	March 31, 2020

GAAP net income / (loss) attributable to noncontrolling interest	$1,134	$(350)

Adjustments attributable to noncontrolling interest	24	307

Adjusted net income / (loss) attributable to noncontrolling interest	$1,158	$(43)

Table 5 - Reconciliation of GAAP income / (loss) attributable to Steven Madden, Ltd. to Adjusted net income attributable to Steven Madden, Ltd.
	Three Months Ended
	March 31, 2021	March 31, 2020

GAAP net income / (loss) attributable to Steven Madden, Ltd.	$21,197	$(17,451)

After-tax impact of expense in connection with payments related to rent restructuring of various leases and lease terminations	5,036	109

After-tax impact of recovery in connection with the Payless ShoeSource bankruptcy	(716)	—

After-tax impact of expense in connection with restructuring and related charges	616	—

After-tax impact of impairment of store fixed assets and lease right-of-use assets	450	21,855

After-tax impact of expense in connection with the change in valuation of contingent considerations	359	—

After-tax impact of expense in connection with benefits provided to furloughed employees	—	960

After-tax impact of expense in connection with provision for loan receivable	—	532

After-tax impact of impairment of certain trademarks	—	7,265

Less: Adjustments attributable to noncontrolling interest	(24)	(307)

Adjusted net income attributable to Steven Madden, Ltd.	$26,918	$12,963

GAAP diluted income / (loss) per share	$0.26	$(0.22)

GAAP diluted weighted average shares outstanding	81,889	78,875

Adjusted diluted income per share	$0.33	$0.16

Adjusted diluted weighted average shares outstanding	81,889	82,121

Contact

Steven Madden, Ltd.

Director of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com